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                                                                    EXHIBIT 23.1


                     REPORT ON FINANCIAL STATEMENT SCHEDULE


                      AND CONSENT OF INDEPENDENT AUDITORS



THE BOARD OF DIRECTORS


SOLECTRON CORPORATION:



The audits referred to in our report dated September 13, 1996, included the related financial statement schedule as of August 31, 1996 and for each of the years in the three-year period ended August 31, 1996, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                          KPMG Peat Marwick LLP



Palo Alto, California


November 8, 1996